Exhibit G-3

         Admission Ticket
        (Not Transferable)                              [GRAPHIC OMITTED]


2004 Annual Meeting of Stockholders
10 a.m. ET, May 26, 2004

The Southern Pine at Callaway
Highway 18
Pine Mountain, GA  31822

Please present this Admission Ticket in order to gain admittance to the meeting. Ticket admits only the stockholder(s) listed on reverse side and is not transferable.


Directions to Meeting Site:
o From Atlanta, GA. - take I-85 south to I-185 (Exit 21). From I-185 south, take Exit 34, Georgia Highway 18. Take Georgia Highway18 east to Callaway.
o From Birmingham, AL. - take U.S. Highway 280 east to Opelika, AL. Take I-85 north to Georgia Highway 18 (Exit 2). Take Georgia Highway 18 east to Callaway.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of The Southern Company will be held on Wednesday, May 26, 2004, at 10:00 a.m., ET, at The Southern Pine at Callaway, Pine Mountain, Georgia. Stockholders owning shares at the close of business on March 29, 2004, are entitled to attend and vote at the meeting. Stockholders will elect members of the Board of Directors; vote upon ratification of the independent auditors; and vote upon approval of Outside Directors Stock Plan; and transact other business properly coming before the meeting or any adjournments thereof.



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FORM OF PROXY AND            [GRAPHIC OMITTED]               FORM OF PROXY AND
 TRUSTEE VOTING                                                TRUSTEE VOTING
INSTRUCTION FORM                                             INSTRUCTION FORM



      PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS AND ESP/ESOP TRUSTEES

If a stockholder of record, the undersigned hereby appoints H. A. Franklin, T.
A. Fanning and T. Chisholm, or any of them, Proxies with full power of substitution in each, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Southern Company, to be held at The Southern Pine at Callaway, Pine Mountain, Georgia, on May 26, 2004, at 10:00 a.m., ET, and any adjournments thereof, on all matters properly coming before the meeting, including, without limitation, the proposals listed on the reverse side of this form.

If a beneficial owner holding shares through the Employee Savings Plan ("ESP") and/or the Employee Stock Ownership Plan ("ESOP"), the undersigned directs the Trustees of these Plans to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders, and any adjournments thereof, on all matters properly coming before the meeting, including, without limitation, the proposals listed on the reverse side of this form.

This Form of Proxy/Trustee Voting Instruction Form is solicited jointly by the Board of Directors of The Southern Company and the Trustees of the Employee Savings Plan and Employee Stock Ownership Plan pursuant to a separate Notice of Annual Meeting and Proxy Statement. If not voted electronically, this form should be mailed in the enclosed envelope to the Company's proxy tabulator at 51 Mercedes Way, Edgewood, NY 11717. The deadline for receipt of Trustee Voting Instruction Forms for ESP and ESOP shares is 5:00 p.m. on Monday, May 24, 2004. The deadline for receipt of shares of record voted through the Form of Proxy is 9:00 a.m. on Wednesday, May 26, 2004. The deadline for receipt of instructions provided electronically is 11:59 p.m. on Tuesday, May 25, 2004.

The proxy tabulator will report separately to the Proxies named above and to the Trustees as to proxies received and voting instructions provided, respectively.

       THIS FORM OF PROXY/TRUSTEE VOTING INSTRUCTION FORM WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS INDICATED, THE SHARES WILL BE
                   VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

              Continued and to be voted and signed on reverse side.

[GRAPHIC OMITTED]              Please consider furnishing your voting
                               instructions electronically by Internet or
C/O Proxy Services             phone. Processing paper forms is more than
P. O. Box 9112                 twice as expensive as electronic instructions.
Farmingdale, NY  11735
                               If you vote by Internet or phone, please do not mail this form

                               VOTE BY INTERNET - www.proxyvote.com

                               Use the Internet to transmit your voting instructions. Have this form in hand when you access the web site and follow the instructions to obtain your records and create an electronic ballot.

                               VOTE BY TELEPHONE - 1-800-690-6903 Toll-Free

                               Use any touch-tone telephone to transmit your voting instructions. Have this form in hand when you call, then follow the instructions.

                               VOTE BY MAIL

                               Mark, sign and date this form and return it in the postage-paid envelope we have provided or return it to Southern Company, C/O ADP, 51 Mercedes Way, Edgewood, NY

                                            THANK YOU

                               VIEW ANNUAL REPORT AND PROXY STATEMENT ON
                               THE INTERNET - www.southerncompany.com


NOTE: The last instruction received,
      either paper or electronic,
      will be the last tabulated.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR
BLACK INK AS FOLLOWS:
                                           KEEP THIS PORTION FOR YOUR RECORDS
-------------------------------------------------------------------------------

                                           DETACH AND RETURN THIS PORTION ONLY

               THIS FORM OF PROXY/TRUSTEE VOTING INSTRUCTION FORM
                      IS VALID ONLY WHEN SIGNED AND DATED.


THE SOUTHERN COMPANY
The Board recommends a vote FOR Items 1, 2 and 3.


1. ELECTION OF DIRECTORS:
                                                            For  Withhold  For All    To withhold authority to vote, mark "For All
01) D. P. Amos     02) D. J. Bern    03) T. F. Chapman      All    All     Except     Except" and write the nominee's number on the
04) H. A. Franklin 05) B. S. Gordon  06) D. M. James       (   )  (   )    (   )      line below.
07) Z. T. Pate     06) J. N. Purcell 09)D. A. Ratcliffe
10) G. J. St. Pe                                                                      ------------------------------


                                                    For      Against    Abstain

2. RATIFICATION OF THE APPOINTMENT OF DELOITTE
   & TOUCHE AS INDEPENDENT AUDITORS FOR 2004       (  )        (  )       (  )

3. APPROVAL OF OUTSIDE DIRECTORS STOCK PLAN        (  )        (  )       (  )


UNLESS OTHERWISE SPECIFIED ABOVE, YOUR SHARES WILL BE VOTED
"FOR" ITEMS 1, 2 AND 3.

                                                               Yes
        Mark here if you plan to attend the Annual Meeting.    (  )       (  )


I consent to suspending future mailings of the Annual
Report and Proxy Statement on this account.                    (   )

I have access to copies of the documents or can access them electronically through the Internet.

I can revoke this consent at any
time by notifying Stockholder Services.


Signature [PLEASE SIGN WITHIN BOX] Date  Signature (Joint Owners)         Date

         If you vote by Internet or phone, please do not mail this form